Exhibit 10.1



                                 LOAN AGREEMENT

                                     between

                ALLEGHENY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

                                       and

                         UNITED STATES STEEL CORPORATION



                                  $129,145,000
                Allegheny County Industrial Development Authority
                     Environmental Improvement Revenue Bonds
                    (United States Steel Corporation Project)
                            Refunding Series of 2009





                          Dated as of November 1, 2009








                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

Section 1.01.   Use of Defined Terms                               2
Section 1.02.   Definitions                                        2
Section 1.03.   Interpretation                                     4
Section 1.04.   Captions and Headings                              4

                                   ARTICLE II
                                 REPRESENTATIONS

Section 2.01.   Representations and Covenants of the Issuer        4
Section 2.02.   Representations and Covenants of the Company       5

                                   ARTICLE III
             COMPLETION OF PROJECT FACILITIES; ISSUANCE OF THE BONDS

Section 3.01.   Completion of Project Facilities                   6
Section 3.02.   Issuance of the Bonds; Application of Proceeds     6
Section 3.03.   Company Required to Provide Additional Moneys in
                Event Moneys Insufficient to Redeem Refunded Bonds 6
Section 3.04.   Investment of Fund Moneys                          7
Section 3.05.   Issuer's Fees                                      7
                                   ARTICLE IV
       LOAN BY ISSUER; REPAYMENT OF THE LOAN INCLUDING ADDITIONAL PAYMENTS

Section 4.01.   Loan of Proceeds; Installment Payments             7
Section 4.02.   Additional Payments                                8
Section 4.03.   Deposit of Moneys in Bond Fund; Moneys for
                Purchase and Redemption                            8
Section 4.04.   Obligations Unconditional                          9
Section 4.05.   Assignment by Company                              9
Section 4.06.   Assignment by Issuer                               9

                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.01.   Lease, Sale or Grant of Use by Company             10
Section 5.02.   Indemnification of Issuer and Trustee              10
Section 5.03.   Company Not to Adversely Affect Exclusion From
                Gross Income of Interest on the Bonds              11
Section 5.04.   Company to Maintain its Existence; Mergers or
                Consolidations                                     11
Section 5.05.   Reports and Audits                                 11
Section 5.06.   Insurance                                          11

                                   ARTICLE VI
                           OPTIONS; PREPAYMENT OF LOAN

Section 6.01.   Options to Terminate                               12
Section 6.02.   Option to Prepay Upon Extraordinary Optional
                Redemption Under the Indenture                     12
Section 6.03.   Actions by Issuer                                  12
Section 6.04.   Release on Exercise of Option to Prepay Loan       13

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

Section 7.01.   Events of Default                                  13
Section 7.02.   Remedies on Default                                13
Section 7.03.   No Remedy Exclusive                                14
Section 7.04.   Agreement to Pay Fees and Expenses                 14
Section 7.05.   No Waiver                                          14
Section 7.06.   Notice of Default                                  14

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01.   Term of Agreement                                  15
Section 8.02.   Amounts Remaining in Funds                         15
Section 8.03.   Notices                                            15
Section 8.04.   Extent of Covenants of Issuer; No Personal
                Liability                                          15
Section 8.05.   Binding Effect                                     15
Section 8.06.   Amendments and Supplements                         16
Section 8.07.   Execution Counterparts                             16
Section 8.08.   Severability                                       16
Section 8.09.   Governing Law                                      16
Section 8.10.   Further Assurances and Corrective Instruments      16
Section 8.11.   Issuer and Company Representatives                 16
Section 8.12.   Immunity of Incorporators, Stockholders,
                Officers and Directors                             16
Section 8.13.   Section Headings                                   17

EXHIBIT A       PROJECT FACILITIES
APPENDIX A      NONDISCRIMINATION/SEXUAL HARRASSMENT CLAUSE

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT made and entered into as of November 1, 2009, by and between the ALLEGHENY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer"), a body corporate and politic and a public instrumentality of the Commonwealth of Pennsylvania (the "State"), duly incorporated and validly existing under and by virtue of the Economic Development Financing Law, Act of August 23, 1976,
P.L. 251, as amended (the "Act"), and UNITED STATES STEEL CORPORATION, a corporation duly organized and existing under and pursuant to the laws of the State of Delaware, and duly qualified to own property and transact business in the State (the "Company"), under the following circumstances summarized in the following recitals (capitalized terms not defined in the recitals being used therein as defined in Article I):

     WHEREAS, by virtue of the Act, the Issuer is authorized to enter into this Agreement and to do or cause to be done all the acts and things herein or in the Indenture (as hereinafter defined) provided or required to be done by it, to issue the Bonds, as defined herein, and to loan the proceeds of such Bonds to the Company (which had assumed the obligation for the Refunded Bonds from Marathon Oil Corporation, formerly known as USX Corporation and the successor by merger to the previously existing USX Corporation), for the purpose of refunding the Issuer's outstanding (i) $36,515,000 Environmental Improvement Revenue Bonds (USX Corporation Projects) Refunding Series of 1996 (the "1996 Bonds"),
(ii) $33,030,000 Environmental Improvement Revenue Bonds (USX Corporation Projects) Refunding Series of 1998 (the "1998A Bonds") and (iii) $59,600,000 Environmental Improvement Revenue Bonds (USX Corporation Project) Second Refunding Series of 1998 (the "1998B Bonds," and, collectively with the 1996 Bonds and the 1998A Bonds, the "Refunded Bonds"), which Refunded Bonds had been issued to refund a total of seven prior issues (the "Prior Bonds") of the Issuer's bonds, the proceeds of which were used to finance the acquisition, construction, equipping and installation of the Project Facilities in order to better ensure compliance with environmental standards, and which financings have and will promote the economic welfare of the citizens of the State; and

     WHEREAS, the Issuer has determined to issue and sell its Bonds in the aggregate principal amount of $129,145,000, pursuant to the terms of a Trust Indenture (the "Indenture") dated as of November 1, 2009, from the Issuer to The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), for the purposes heretofore described and to enter into this Agreement and secure the Bonds by the pledge and assignment of Installment Payments to be made hereunder; and

     WHEREAS, the Company has also agreed under this Agreement to pay, or cause to be paid, when due certain expenses and other costs incurred by the Issuer and the Trustee in connection with this Agreement and the issuance of the Bonds; and

     WHEREAS, the Bonds are limited obligations of the Issuer payable solely from the Pledged Receipts, as defined in the Indenture, as hereinafter defined, and neither the principal of the Bonds, nor the interest accruing thereon, shall ever constitute a general indebtedness of the Issuer or an indebtedness of the State or any political subdivision or instrumentality thereof, including the County of Allegheny, within the meaning of any constitutional or statutory provision whatsoever or shall ever constitute or give rise to a pecuniary liability of the State or any political subdivision or instrumentality thereof, including the County of Allegheny, nor will the Bonds be, or be deemed to be, an obligation of the State or any political subdivision or instrumentality thereof, including the County of Allegheny; and

     WHEREAS, all acts and things have been done and performed which are necessary to make the Bonds, when executed and delivered by the Issuer, the legal, valid and binding limited obligations of the Issuer in accordance with the terms thereof.

     NOW, THEREFORE, for and in consideration of the premises, the respective representations and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto, recognizing that under the Act this Agreement shall not in any way obligate the State or any agency or political subdivision thereof, including, without limitation, the Issuer, to raise any money by taxation or use other public moneys for any purpose in relation to the Project or Project Facilities and that neither the State nor any agency or political subdivision thereof, including, without limitation, the Issuer, shall pay or promise to pay any debt or meet any financial obligation to any Person at any time in relation to the Project or the Project Facilities, except from moneys received or to be received under the provisions of this Agreement or derived from the exercise of the rights of the Issuer hereunder, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Use of Defined Terms. In addition to the words and terms defined elsewhere in this Agreement, or by reference to another document, the words and terms set forth in Section 1.02 shall have the meanings set forth therein unless the content or use clearly indicates another meaning or intent. In addition, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

     Section 1.02. Definitions. The following terms shall have the following meanings:

     "Additional Payments" means payments due hereunder in addition to the Installment Payments.

     "Agreement" means this Loan Agreement as amended or supplemented from time to time.

     "Bonds" means the Issuer's $129,145,000 Environmental Improvement Revenue Bonds (United States Steel Corporation Project) Refunding Series of 2009.

     "Event of Default" means any of the events described as an Event of Default in Section 7.01.

     "Indenture" has the meaning set forth in the recitals to this Agreement.

     "Issuer" has the meaning set forth in the first paragraph of this Agreement.

     "Loan" means the loan of Bond proceeds from the Issuer to the Company as provided in Section 4.01.

     "Notice Address" means:

          (a)  As to the Issuer:

               Allegheny County Industrial Development Authority
               Suite 800
               425 Sixth Avenue
               Pittsburgh, PA  15219-1819
               Attention:  Manager
               Facsimile No.:  (412) 642-2217

          (b)  As to the Company:

               United States Steel Corporation
               Room 1311
               600 Grant Street
               Pittsburgh, PA  15219-4776
               Attention: Assistant Treasurer-Finance and Risk Management Facsimile No.: (412) 433-4765

          (c)  As to the Trustee:

               The Bank of New York Mellon Trust Company, N.A.
               525 William Penn Place
               7th Floor
               Pittsburgh, PA  15259
               Attention:  Corporate Trust Administration
               Facsimile No.:  (412) 236-0870

or  such  additional  or  different address, notice  of  which  is  given  under
Section 8.03.

     "Person" or words importing persons mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Project" means the refinancing of the cost of the Project Facilities through the current refunding of the Refunded Bonds, as defined in the recitals to this Agreement.

     "Project Facilities" means, generally, the pollution control facilities financed from the proceeds of earlier issues of the Issuer's bonds that were refunded from the proceeds of the Refunded Bonds, as such Project Facilities are defined in the recitals to this Agreement and listed and described in Exhibit A hereto, and may also be limited, when appropriate in the context, to those specific capital assets and equipment remaining in the ownership of the Company and in the physical state, condition and manner of operation existing on the date of issuance of the Bonds.

     "Refunded  Bonds  Trustee"  means  The  Bank  of  New  York  Mellon   Trust
Company, N.A., in its capacity as trustee or successor trustee for each issue of the Refunded Bonds.

     All other terms used in this Agreement that are defined in the Indenture have the same meanings assigned them in the Indenture unless the context clearly requires otherwise.

     Section 1.03. Interpretation. Unless the context clearly indicates otherwise, the capitalized terms defined in this Article I and in the Indenture, for all purposes of this Agreement and all agreements supplemental hereto, have the meanings hereby ascribed to them. Such terms, together with all other provisions of this Agreement, shall be read and understood in a manner consistent with the provisions of the Act. Words or phrases importing the masculine gender shall be read and understood to include the feminine and neuter genders and those importing number shall include singular or plural, both as appropriate to the context.

     Any reference herein to the Issuer, to its board or to any designated officer includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

     Any reference to a section, provision or chapter of the laws of the State or to any statute of the United States of America includes that section, provision or chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no such amendment, modification or similar change shall apply solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Bondholders, the Trustee or the Company under this Agreement.

     Section 1.04. Captions and Headings. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any articles, sections, subsections, paragraphs, subparagraphs or clauses hereof.

                                   ARTICLE II

                                 REPRESENTATIONS

     SECTION 2.01. Representations and Covenants of the Issuer. The Issuer represents that (a) it is duly organized and validly existing under the Constitution and laws of the State, including the Act; (b) it has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the Bonds and the execution and delivery of this Agreement, the Indenture and the Tax Regulatory Agreement; (c) it is not in violation of or in conflict with any provisions of the laws of the State which would impair its ability to carry out its obligations contained in this Agreement, the Indenture or the Tax Regulatory Agreement; (d) it is empowered to enter into the transactions contemplated by this Agreement, the Indenture and the Tax Regulatory Agreement; (e) it has duly authorized the execution, delivery and performance of this Agreement, the Indenture and the Tax Regulatory Agreement; (f) to the best of its knowledge and belief, based upon the application submitted by the Company, and other representations made, information presented and testimony given by the Company, the Bonds will further the public purposes of the Act and of the Issuer; and (g) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under this Agreement, the Indenture and the Tax Regulatory Agreement by any successor public body.

     Section 2.02. Representations and Covenants of the Company. The Company represents and covenants that:

     (a) It is a corporation duly organized and existing under and pursuant to the laws of the State of Delaware. The Company is qualified to do business in the State.

     (b) It has full power and authority to execute, deliver and perform its obligations under this Agreement and the Tax Regulatory Agreement and to enter into and carry out the transactions contemplated by those documents; such execution, delivery and performance does not, and will not, violate any provision of law applicable to the Company or the Company's articles of incorporation, code of regulations, bylaws or other corporate charter or similar instrument each as may be amended, and does not, and will not, conflict with or result in a default under any agreement or instrument to which the Company is a party or by which it is bound; this Agreement and the Tax Regulatory Agreement have, by proper action, been duly authorized, executed and delivered by the Company and all steps necessary have been taken to constitute this Agreement and the Tax Regulatory Agreement valid and binding obligations of the Company.

     (c) Each of the Project Facilities was, at the time originally placed in service, a "pollution control facility" used in whole or in part to control, reduce, abate or prevent, air, noise, water or general environmental pollution, and was designed to meet applicable federal, state and local requirements for the control of air or water pollution in effect at or about the time the earlier issues of the Issuer's bonds used to finance the Project Facilities were issued. The Project Facilities were constructed for no significant purpose other than the control of air or water pollution, and not principally designed to result in any increase in production or capacity, or in a material extension of the useful life of a manufacturing or production facility or a part thereof that is owned, operated or used by the Company.

     (d) At the time of issuance of the earlier issues of the Issuer's bonds used to finance the Project Facilities, at the time of issuance of the Refunded Bonds and at all times subsequent thereto, with the exception of the matter addressed and corrected by the First Supplemental Trust Indenture dated as of November 1, 2009 between the Issuer and the Trustee relating to the 1998B Bonds, the Company has complied with all applicable requirements of the Internal Revenue Code of 1954, as amended, and the Internal Revenue Code of 1986, as amended, and all applicable regulations, rulings and successor laws necessary to ensure the continuing tax-exempt status of such earlier issues and of the Refunded Bonds.

     (e) All of the proceeds of the Bonds will be used exclusively to retire the Refunded Bonds within 90 days of the date of issuance of the Bonds. None of the proceeds of the Bonds will be used to provide working capital or pay costs of issuance of the Bonds.

     (f) Each one and all of the representations and warranties of the Company contained in the Tax Regulatory Agreement, as executed and delivered simultaneously with this Agreement, are true and correct.

     (g) The Company will comply with the applicable requirements of Rule 15c2-12 as promulgated by the Securities and Exchange Commission and recognizes that the Issuer is not an "obligated person" within the meaning of said Rule.

     (h) The Company will comply with the standard Nondiscrimination/Sexual Harrassment Clause set forth in Appendix A hereto. For the purposes of such Nondiscrimination/Sexual Harrassment Clause, the parties hereto understand that
(i) this Agreement is the "contract" and (ii) there is no subcontractor for the performance of the Company's obligations under this Agreement.

                                   ARTICLE III

                        COMPLETION OF PROJECT FACILITIES;
                              ISSUANCE OF THE BONDS

     SECTION 3.01. Completion of Project Facilities. The Company represents that the acquisition and/or construction of the Project Facilities have been completed and that the proceeds derived from the sale of the earlier issues of the Issuer's bonds used to finance the Project Facilities and the refunding of the Prior Bonds, including any investment thereof, were expended in accordance with the provisions of all bond authorization, security and tax regulatory agreements executed in respect of all such bonds and the Refunded Bonds and in respect of the installation, operation or use of the Project Facilities and the Refunding of the Prior Bonds.

     Section 3.02. Issuance of the Bonds; Application of Proceeds. To provide funds for the purpose of refunding the Refunded Bonds, the Issuer will issue, sell and deliver the Bonds. The Bonds will be issued in accordance with and pursuant to the Indenture in the aggregate principal amount, will bear interest at the rate or rates, will mature and will be subject to redemption as set forth therein. The Company hereby approves the terms and conditions of the Indenture, and the Bonds, and the terms and conditions under which the Bonds will be issued, sold and delivered.

     The proceeds from the sale of the Bonds shall be paid to the Trustee and deposited as follows (a) a sum equal to accrued interest, if any, shall be deposited in the Bond Fund and (b) the balance shall be deposited in the Clearing Fund.

     Disbursements of moneys in the Clearing Fund shall be made by the Trustee in order to defease and/or redeem the Refunded Bonds, pursuant to written instructions delivered by the Company to the Trustee and to the Refunded Bonds Trustee, provided, in all events, all moneys in the clearing fund shall be fully disbursed for the redemption of the Refunded Bonds on or before 90 days following the date of issuance of the Bonds. Upon deposit of adequate funds with the trustee for the Refunded Bonds, the Company shall be permitted to seek a release of the lien of any and all documents providing for the payment of the Refunded Bonds, including particularly the respective Trust Indentures and the Loan Agreements securing the same, and may seek repayment of any unrequired funds on deposit in the Clearing Fund, pursuant to Section 5.07 of the Indenture.

     Section 3.03. Company Required to Provide Additional Moneys in Event Moneys Insufficient to Redeem Refunded Bonds. If moneys disbursed from the Clearing Fund to the Refunded Bonds Trustee are not sufficient to defease or redeem an issue of the Refunded Bonds, the Company shall, nonetheless, not later than the date fixed for redemption of such issue of Refunded Bonds, pay to the Refunded Bonds Trustee, in immediately available funds, any such additional moneys as shall be needed, including, without limitation, amounts for interest accrued to that date, from its own funds to defease or redeem such issue of the Refunded Bonds. The Company shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or any Holder; nor shall it be entitled to any abatement, diminution or postponement of the Installment Payments as a consequence of such payment. The Company acknowledges and agrees that there is no implied or express warranty by the Issuer that the proceeds of the Bonds will be sufficient to redeem the Refunded Bonds.

Section 3.04. Investment of Fund Moneys. At the written direction of the Authorized Company Representative, any moneys held as part of the Trust Estate shall be invested or reinvested by the Trustee in Eligible Investments. Each of the Issuer and the Company hereby covenants that it will restrict any investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

     The Company shall provide the Issuer with a certificate of an appropriate officer, employee or agent of or consultant to the Company for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Company on the date of delivery of and payment for the Bonds regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based.

     The Company agrees that at no time shall any funds constituting gross proceeds of the Bonds be issued in any manner to cause or result in a prohibited payment under applicable regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code.

     If there is any amount required to be paid to the United States pursuant to
Section 148(f) of the Code, Section 5.03 of the Indenture, the Company shall pay such amount to the Trustee for deposit to the Rebate Fund created under
Section 5.03 of the Indenture, who will submit the payment to the United States.

     Section 3.05. Issuer's Fees. The Company will pay the Issuer's closing fee in the amount of $35,000.00 and the legal fee in the amount of $5,000.00 on the date of issuance of the Bonds and will pay the Issuer's annual fee, in annual installments, in the amount of $32,286.25 per year payable (and not subject to refund) commencing on the date the Bonds are issued and thereafter, a like amount on November 1, 2010 and on November 1 of each year thereafter until the payment or defeasance of the Bonds. The Company will also pay any other administrative expenses incurred in connection with the financing of the Project, and any such additional fees and expenses (including reasonable attorney's fees) incurred by the Issuer or the Trustee in connection with inquiring into, or enforcing, the performance of the Company's obligations hereunder, within 30 days of receipt of a statement from the Issuer requesting payment of such amount.

                                   ARTICLE IV

                      LOAN BY ISSUER; REPAYMENT OF THE LOAN
                          INCLUDING ADDITIONAL PAYMENTS

     SECTION 4.01. Loan of Proceeds; Installment Payments. The Issuer agrees, upon the terms and conditions contained in this Agreement, to lend to the Company the proceeds received by the Issuer from the sale of the Bonds. Such proceeds shall be disbursed to or on behalf of the Company as provided in
Section 3.02.

     On each date on which any payment of principal of or interest on Bonds shall become due (whether at maturity, or upon redemption or acceleration or otherwise), the Company will pay or cause to be paid to the Trustee, in immediately available funds, an amount which, together with other moneys held by the Trustee under the Indenture and available therefor, will enable the Trustee to make such payment in full in a timely manner ("Installment Payments").

     In furtherance of the foregoing, so long as any Bonds are outstanding, the Company will pay or cause to be paid all amounts required to prevent any deficiency or default in any payment with respect to the Bonds, including any deficiency caused by an act or failure to act by the Trustee, the Company, the Issuer or any other Person.

     The Issuer assigns all amounts payable under this Section by the Company to the Trustee pursuant to the Indenture for the benefit of the Bondholders. The Company assents to such assignment. Accordingly, the Company will pay directly to the Trustee at its designated office all payments payable by the Company pursuant to this Section.

     Section 4.02. Additional Payments. The Company will also pay the following upon demand after receipt of a bill therefor:

          (a) The reasonable and documented out-of-pocket fees and expenses, including reasonable attorneys' fees, of the Issuer incurred in connection with this Agreement, the Indenture, the Tax Regulatory Agreement and the Bonds, and the making of any amendment or supplement thereto, including, but not limited to: (i) those described in Section 3.05 (which includes, among other fees and expenses, the fees and expenses associated with the initial drafting, execution and delivery of this Agreement, the Tax Regulatory Agreement and the Bonds),(ii) those described in Section 7.04 and (iii) any other payments or indemnification required under
     Section 5.02.

          (b) The fees and expenses of the Trustee under the Indenture, including reasonable attorneys' fees of the Trustee for any services rendered by them under the Indenture, including those described in
     Section 7.04, and any other payments or indemnification required under
     Section 5.02, such fees, expenses and payments to be paid directly to the Trustee for its own account as and when such fees and expenses become due and payable.

     The Company further agrees to pay all reasonable and documented out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) of the Issuer incurred after the initial issuance of the Bonds in the preparation of any responses, reproduction of any documentation or participation in any inquiries, investigations or audits from any Person solely or primarily in connection with the Bonds, including without limitation, the Internal Revenue Service, the Securities Exchange Commission or other governmental agency.

     Section  4.03. Deposit of Moneys in Bond Fund; Moneys  for  Purchase  and
Redemption. The Company may at any time deposit moneys in the Bond Fund, without premium or penalty, to be held by the Trustee for application to Installment Payments not yet due and payable, and the Issuer agrees that the Trustee shall accept such deposits when tendered by the Company. Such deposits shall be credited against the Installment Payments, or any portion thereof, in the order of their due dates. In addition, the Company may at any time deliver moneys to the Trustee in addition to such deposits with written instructions to the Trustee to use such moneys for the purpose of making open market purchases of Bonds. Such deposits or such delivery of moneys for Bond purchases shall not in any way alter or suspend the obligations of the Company under this Agreement during the term hereof as provided in Section 8.01.

     In addition, the Company may deliver moneys to the Trustee for use for optional redemption of Bonds pursuant to Sections 6.01 and 6.02 and shall deliver moneys to the Trustee for mandatory redemption of Bonds as required by
Section 4.02(b)(ii) of the Indenture.

     Section 4.04. Obligations Unconditional. The obligations of the Company to make payments required by Sections 4.01, 4.02 and 4.03 of this Agreement and to perform its other agreements contained herein shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever, including, without limitation, any defense (other than payment), setoff, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other Person.

     Section 4.05. Assignment by Company. Rights granted to the Company under this Agreement may be assigned in whole or in part by the Company without the necessity of obtaining the consent of the Issuer or the Trustee, subject, however, to each of the following conditions:

          (a) unless waived by the Issuer or the Trustee, the Company shall notify the Issuer and the Trustee in writing of the identity of any assignee at least 30 days prior to the effective date of such assignment;

          (b) no assignment shall relieve the Company from primary liability hereunder for its obligations hereunder, and the Company shall continue to remain primarily liable for the payment of the Installment Payments and Additional Payments and for performance and observance of the agreements on its part herein provided to be performed and observed by it;

          (c) any assignment from the Company must retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement;

          (d) the Company shall, within 30 days after execution thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment; and

          (e) any assignment from the Company shall not materially impair fulfillment of the purposes to be accomplished by operation of the Projec Facilities as a project, the financing of which is permitted under the Act.

     Section 4.06. Assignment by Issuer. The Issuer will assign its rights under and interest to this Agreement (except for Unassigned Issuer Rights) to the Trustee pursuant to the Indenture as security for the payment of the Bonds. Otherwise, the Issuer will not sell, assign or otherwise dispose of its rights under or interest in this Agreement nor create or permit to exist any lien, encumbrance or security interest thereon.

                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS

     SECTION  5.01. Lease, Sale or Grant of Use by Company.   Subject  to  the
provisions of Section 5.03, the Company may lease, sell or grant the right to occupy and use the remaining Project Facilities, in whole or in part, to others, provided that:

          (a) no such grant, sale or lease shall relieve the Company from its obligations under this Agreement;

          (b) the Company shall retain such rights and interests as will permit it to comply with its obligations under this Agreement; and

          (c) no such grant, sale or lease shall impair the purposes of the Act.

     Section 5.02. Indemnification of Issuer and Trustee. The Company agrees that the Issuer and the Trustee and the members, officers, employees, agents and attorneys thereof shall not be liable for and the Company covenants and agrees to protect, exonerate, defend, indemnify and save the Issuer and the members, officers, employees, agents and attorneys thereof and the Trustee, its officers and employees, harmless from and against (a) any and all costs, damages or liabilities which may arise out of the issuance of the Bonds or arising from any breach or default on the part of the Company to be performed pursuant to the terms of this Agreement and (b) all reasonable costs, counsel fees, expenses and liabilities incurred in or about the defense of any such claims or actions or proceedings brought thereon. The Company may, at its cost and in its name or in the name of the Issuer, prosecute or take any other action involving third persons which the Company deems necessary in order to ensure or protect the Company's rights under this Agreement; in such event, the Issuer will reasonably cooperate with the Company, but at the sole expense of the Company.

     The Company agrees to indemnify the Trustee and the Issuer for and to hold each of them harmless against all liabilities, claims, court costs and reasonable and documented out-of-pocket expenses (including reasonable and documented fees and expenses of counsel necessary in defending against the same) incurred without gross negligence or willful misconduct on the part of the Trustee or the Issuer, as applicable, on account of any action taken or omitted to be taken by the Trustee or the Issuer, as applicable, in accordance with the terms of this Agreement, the Bonds or the Indenture or any action taken at the request of or with the consent of the Company, including the costs and expenses of the Trustee and the Issuer in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Agreement, the Bonds or the Indenture.

     In case any actions or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity shall promptly (but in any event within 15 days of receipt of service) give notice of that action or proceeding to the Company enclosing copies of all papers served, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure materially prejudices the defense of the action or proceeding by the Company. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Company shall not be liable for any settlement made without its consent.

     Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to indemnify or hold harmless the Issuer or the Trustee for their gross negligence or willful misconduct.

     The  foregoing  indemnification  is  intended  to  and  shall  include  the indemnification of all affected officials, directors, trustees, officers and employees of the Issuer and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law.

     Section 5.03. Company Not to Adversely Affect Exclusion From Gross Income of Interest on the Bonds. The Company hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with the Issuer, for the interest on the Bonds to be and to remain excludable from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any action that would adversely affect such excludability under the provisions of the Code.

     The Company also covenants that it will restrict the investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

     The Company hereby covenants that on or before the ninetieth day following the date any of the Project Facilities are no longer being operated as qualifying exempt facilities under the Code (unless such facilities have simply ceased to be operated), or such later date as provided in the Indenture, the Company shall cause a related amount of Bonds to be redeemed pursuant to the Mandatory Redemption provision of the Bonds.

     Section 5.04. Company to Maintain its Existence; Mergers or Consolidations. The Company covenants that it will not merge or consolidate with any other legal entity or sell or convey all or substantially all of its assets to any other legal entity, except that the Company may merge or consolidate with, or sell or convey all or substantially all of its assets to any other legal entity, provided that (a) the Company shall be the continuing legal entity or the successor legal entity (if other than the Company) shall be a legal entity organized and existing under the laws of the United States of America or a state thereof and such legal entity shall expressly assume the due and punctual payment of the Installment Payments hereunder in order to ensure timely and proper payment of the principal of and interest on all the Bonds, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed by the Company and
(b) the Company or such successor legal entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition and no event which with the lapse of time, the giving of notice or both would constitute an Event of Default under Section 7.01 shall have occurred and be continuing.

     In case any such consolidation, merger, sale or conveyance and upon the assumption by the successor legal entity of the obligations under this Agreement and on the Bonds in accordance with the foregoing, such successor legal entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as a party hereto, and the Company shall thereupon be relieved of any further obligations or liabilities hereunder and upon the Bonds and the Company as the predecessor legal entity may thereupon or at any time thereafter be dissolved, wound-up or liquidated.

     Section 5.05. Reports and Audits. The Company shall as soon as practicable but in no event later than six months after the end of each of its fiscal years, file with the Trustee and the Issuer, audited financial statements of the Company prepared as of the end of such fiscal year; provided that the Company may satisfy this requirement by its filing of such information with the Securities and Exchange Commission (www.sec.gov) and the Municipal Securities Rulemaking Board (www.emma.msrb.org) in accordance with their respective filing requirements.

     Section 5.06. Insurance. The Company shall maintain, or cause to be maintained, insurance covering such risks and in such amounts as is customarily carried by similar industries as the Company, and which insurance may be, in whole or in part, self-insurance.


                                   ARTICLE VI

                           OPTIONS; PREPAYMENT OF LOAN

     SECTION 6.01. Options to Terminate. The Company shall have, and is hereby granted, an option to prepay and terminate the Loan, upon satisfaction of the following conditions at any time prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Company may terminate the Loan (a) in accordance with
Article IX of the Indenture, by paying to the Trustee an amount which, when added to the amount on deposit in the funds established under the Indenture and available therefor, will be sufficient to pay, retire and, pursuant to the Indenture, redeem all the outstanding Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal of and interest to maturity or the earliest applicable redemption date, as the case may be, and expenses of redemption and the Trustee's fees and expenses due hereunder or under the Indenture), and in case of redemption making arrangements satisfactory to the Trustee for the giving of the required notice of redemption, (b) by giving the Issuer notice in writing of such termination and (c) by making full payment of Additional Payments due under Section 4.02; thereafter such termination shall forthwith become effective.

     Any prepayment pursuant to this Section 6.01 shall either comply with the provisions of Article IX of the Indenture or result in redemption of the Bonds within 90 days of the date of prepayment.

     Section 6.02. Option to Prepay Upon Extraordinary Optional Redemption Under the Indenture. The Company shall also have the option, upon the occurrence of certain extraordinary circumstances described therein, to prepay the loan in whole or in part upon the terms and conditions set forth in Section 4.02(b)(i) of the Indenture.

     Section 6.03. Actions by Issuer. At the request of the Company or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI; provided that, in such event, the Company shall reimburse the Issuer for its reasonable expenses, including attorneys' fees, incurred in complying with such request.

     Section 6.04. Release on Exercise of Option to Prepay Loan. Upon the payment of all amounts due hereunder pursuant to any option to prepay the loan granted in this Agreement, the Issuer shall upon receipt of the prepayment, deliver to the Company, if necessary, a release from the Trustee of the lien of the Indenture.
                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 7.01. Events of Default. Each of the following shall be an Event of
Default:

          (a) The Company shall fail to pay the amounts required to be paid under Section 4.01 or 4.02 on the date specified therein.

          (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Section 7.01(a), (other than certain representations, warranties and covenants regarding various matters relating to the tax status of the Bonds) for a period of 60 days after written notice specifying such failure and requesting that it be remedied shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Company within the applicable period and is being diligently pursued until the default is corrected.

          (c) The dissolution or liquidation of the Company or the voluntary initiation by the Company of any proceeding under any federal or state law relating to bankruptcy, insolvency, arrangement, reorganization, readjustment of debt or any other form of debtor relief, or the initiation against the Company of any such proceeding which shall remain undismissed for 60 days, or failure by the Company to promptly have discharged any execution, garnishment or attachment of such consequence as would materially impair the ability of the Company to carry on its operations, or assignment by the Company for the benefit of creditors, or the entry by the Company into an agreement of composition with creditors or the failure generally by the Company to pay its debts as they become due.

          (d) The occurrence of an Event of Default as defined in the Indenture.

     Section 7.02. Remedies on Default. Whenever an Event of Default shall have happened and be existing, any one or more of the following remedial steps may be taken:

          (a) if acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Installment Payments to be immediately due and payable, whereupon the same shall become immediately due and payable; or

          (b) the Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or to enforce the performance and observance of any other obligation or agreement of the Company under those instruments.

    Notwithstanding the foregoing, the Trustee shall not be obligated to take any step that in its reasonable opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Trustee at no cost or expense to it. Any amounts collected pursuant to action taken under this Section (except for amounts payable directly to the Issuer or the Trustee pursuant to Section 4.02, 5.02 or 7.04) shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 9.01 of the Indenture for transfers of remaining amounts in the Bond Fund.

     The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

     Section 7.03. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this greement, now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

     Section 7.04. Agreement to Pay Fees and Expenses. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement or the collection of sums due thereunder, the Company shall reimburse the Issuer and the Trustee, as applicable, from the reasonable expenses so incurred upon demand.

     Section 7.05. No Waiver. No failure by the Issuer or the Trustee to insist upon the performance by the Company of any provision hereof shall constitute a waiver of their right to performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

     Section 7.06. Notice of Default. The Company shall notify the Trustee immediately and in writing if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Term of Agreement. This Agreement shall be and remain in full force and effect from the date of issuance of the Bonds until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Company under this Agreement shall have been paid, except for obligations of the Company under
Section 4.02, 5.02 and 7.04, which shall survive any termination of this Agreement.

     Notwithstanding any termination of this Agreement, any payment of any or all of the Bonds or any discharge of the Indenture, if Bonds are redeemed pursuant to the mandatory redemption upon determination of taxability, the Company shall pay all additional amounts required to be paid under Section 4.01 of the Indenture at the time provided therein.

     Section 8.02. Amounts Remaining in Funds. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), shall be deemed to belong to and shall be paid, to the proper party pursuant to applicable escheat laws. Further, any other amounts remaining in the Bond Fund, the Clearing Fund and any other special fund for accounts created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement and the Indenture have been paid, shall be paid to the Company to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds.

     Section 8.03. Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when received or upon refusal of delivery at the applicable Notice Address. The Issuer, the Company or the Trustee may, by providing written notice to each other, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     Section 8.04. Extent of Covenants of Issuer; No Personal Liability. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, trustee, officer, agent or employee of the Issuer in other than his official capacity, and no official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

     Section 8.05. Binding Effect. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Company and their respective permitted successors and assigns.

     Section 8.06. Amendments and Supplements. Except as otherwise expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of Article XI of the Indenture, as applicable.

     Section 8.07. Execution Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

     Section 8.08. Severability. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

     Section 8.09. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

     Section 8.10. Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for the further assurance, correction or performance of the expressed intention of this Agreement.

      Section 8.11. Issuer and Company Representatives. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by a Designated Officer and for the Company by an Authorized Company Representative. The Trustee shall be authorized to act on any such approval or request.

     Section 8.12. Immunity of Incorporators, Stockholders, Officers and Directors. No recourse under or upon any obligation, covenants or agreement contained in this Agreement or in any agreement supplemental hereto, or in the Bonds, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any stockholder, member, officer or director, as such, past, present or future, of the Company or of any predecessor or, subject to Section 5.04 hereof, successor legal entity, either directly or through the Company or any predecessor or successor legal entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Bonds by the Holders thereof and as part of the consideration for the issuance of the Bonds.

     Section 8.13. Section Headings. The table of contents and headings of the various articles and sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof. References to article and section numbers are references to sections in this Agreement unless otherwise indicated.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be duly executed in their respective names, all as of the date hereinbefore written.

ATTEST:                          ALLEGHENY COUNTY INDUSTRIAL
                                 DEVELOPMENT AUTHORITY


By /s/ Mark A. Jones
--------------------
Assistant Secretary              By /s/ James M. Edwards
                                 -----------------------
                                 Chairman
[SEAL]



                                 UNITED STATES STEEL CORPORATION



                                 By: /s/ L. T. Brockway
                                 ----------------------
                                 Name: L. T. Brockway
                                 Title Vice President & Treasurer
























                       [SIGNATURE PAGE TO LOAN AGREEMENT]



                                    EXHIBIT A

                               PROJECT FACILITIES


1996 Bonds Project Facilities

Clairton Works, 400 State Street, Clairton, Allegheny County, Pennsylvania
     Pushing Emission Control Systems-Nos. 19 and 22 Batteries
     Pushing Emission Control Systems-Nos. 13 through 15 Batteries
     Pushing Emission Control System and Dust Collection System-Coke Ovens Nos. 13, 14 and 15; Dust Collection System-Coal Preparation
     Gas Cleaning and Quench Cars-Nos. 21 and 22 Batteries
     Water Recycle and Treatment System-WQC Rolling Mills
     Gas Cleaning Facility Systems-Nos. 1, 2 and 3 Battery
     Spare Gas Cleaning Facility for Pushing Emission Control System-Coke Batteries Nos. 1, 2 and 3
     Pushing Emission Control System-Coke Batteries Nos. 7 through 9 Pushing Emission Control System-Coke Batteries Nos. 7 and 9

Edgar Thomson Works, 130 Braddock Avenue, Braddock, Allegheny County,
Pennsylvania
     Water Recycle and Treatment System-WQC BOP
     BOP Shop Fugitive Emission Control Facilities

Irvin Works, off Camp Hollow Road, West Mifflin, Allegheny County, Pennsylvania
     Electrostatic Precipitators and Other Emission Controls Nos. 3 through 7 Boilers

Duquesne Works, 1 Library Place, Duquesne, Allegheny County, Pennsylvania
     Water Recycle and Treatment System-BOP
     Dust Collection System-Iron Desulpherization

Homestead Works, Amity Street, Homestead, Allegheny County, Pennsylvania
     Electrostatic Precipitators and Other Emission Controls Nos. 3 and 4 Boilers-Carrie
     Electrostatic Precipitators Nos. 3 and 4 Boilers
     Water Recycle and Treatment System-Slab and Plate Mills
     Water Recycle and Treatment System-Nos. 6 and 7 Blast Furnaces
     Open Hearth Stack Caps and Solid Rappers and Control

Vandergrift Plant, 130 Lincoln Avenue, Vandergrift, Westmoreland County, Pennsylvania
     Water Collection and Treatment System

1998A Bonds Project Facilities

Clairton Works-Air Pollution Control System-Combustion Stack at No. 21 Coke Battery
     Installation of electrostatic precipitator, exhaust fan and other equipment for the removal of particulate matter in order to control visible emissions from the combustion stack.

Clairton Works-Water Pollution Control System-Pitch Prill Plant
     Installation of water recycle and treatment system to control discharge of suspended waste solids and oil in process water used in Pitch Prill plant.

Clairton Works-Water Pollution Control System-No. 2 Benzene Boiler House
     Installation of water recycle and treatment system to control discharge of suspended solids generated by operation of the No. 2 Boiler House.

Homestead Works-Water Pollution Control System-Nos. 3 and 4 Blast Furnaces
     Installation of water recycle and treatment system to control discharge of suspended waste solids and other chemical pollutants from blast furnace gas cleaning system.

National-Duquesne  Works  (Duquesne Works)-Water  Pollution  Control  System-Bar
Mills

Edgar Thomson-Irvin Works (Edgar Thomson Plant)-Water Pollution Control System-Blast Furnace

Edgar Thomson-Irvin Works (Edgar Thomson Plant)-Water Pollution Control System-44" Slab Mill

National-Duquesne Works (Duquesne Works)-Water Pollution Control System-Blast Furnace

Edgar   Thomson-Irvin  Works  (Edgar  Thomson  Plant)-Water  Pollution   Control
System-Foundry

Homestead Works (Saxonburg Sintering Plant)-Air Pollution Control System-Plant Lines 2 & 3

National-Duquesne Works (Duquesne Plant)-Air Pollution Control System-BOP Shop
     Installation of fume collection system and other related equipment to collect certain particulate matter emitted during steel reladling operations.

Homestead Works-Water Pollution Control System-Slab and Plate Mills
     Installation of water recycle and treatment system to control discharge of suspended solids and oil created during operation of these mills.

Homestead Works (Saxonburg Sintering Plant)-Air Pollution Control System
     Installation of recycle system for exhaust gases, including dust collection equipment, to collect certain particulate matter emitted during sintering operation.

Homestead Works-Air Pollution Control System-Boilers Nos. 3 and 4
     Installation of electrostatic precipitators and related equipment to collect and remove particulate matter from stack gases.

1998B Bonds Project Facilities

1985 Project (Refunding) Included:

1973 Project:   biological  water  treatment  facilities  at  Clairton  Works,
     Clairton, Pennsylvania.

1975 Series A Project:

     Storage tank volatile vapor control at the Clairton Works, Clairton, Pennsylvania;

     Fume emission control for the BOP Hot Metal Mixers at the Edgar Thomson Works, Braddock, Pennsylvania;

     Dust and fume collection facilities at the Imperial Works, Oil City, Pennsylvania;

     Water control facilities for the South Sewer at the Irvin Works, West Mifflin, Pennsylvania;

     Catalytic  incineration  for  emission control  for  the  Maleic  Anhydride
     Process Units Numbers 2 and 3 at the Neville Island Plant, Pittsburgh, Pennsylvania;

     Air pollution control thermal incineration for the Phthalic Anhydride Production Facility at the Neville Island Plant, Pittsburgh, Pennsylvania;

     Air pollution control catalytic incineration for emission control for the Maleic Anhydride Process Unit Number 4 at the Neville Island Plant, Pittsburgh, Pennsylvania;

     Lurgi catalytic sulfuric acid recovery system at the Neville Island Plant, Pittsburgh, Pennsylvania.

     Emission control facilities for the Number 17 Coke Battery at Clairton Works, Clairton, Pennsylvania; and

     Fume emission control facilities for the Transfer Pits at Duquesne Works, Duquesne, Pennsylvania.

1975 Series  B  Project:   parallel  gas cleaning  system  at  Duquesne  Works,
     Duquesne, Pennsylvania.

1976 Series A Project: electrostatic precipitators and other emission controls for the Numbers 3 and 4 Boilers at Carrie-Homestead Works, Homestead, Pennsylvania; and electrostatic precipitators and other emission controls for the Numbers 3 and 7 Boilers at Irvin Works, West Mifflin, Pennsylvania.

1977 Series A Project:  quench and gas cleaning car at Numbers 19 and  20  Coke
     Oven Battery at Clairton Works, Clairton, Pennsylvania; water collection and treatment facilities for the Hot Strip Mill at Irvin Works, West Mifflin, Pennsylvania; and incinerator and waste disposal tanks for the Polyester Plant at Neville Island Plant, Pittsburgh, Pennsylvania.

1977 Series B Project:

     Water recycle and treatment system on Number 2 and Benzene Boiler Houses at Clairton Works, Clairton, Pennsylvania;

     Emission control on Combustion Stack Number 21 Battery at Clairton Works, Clairton, Pennsylvania;

     Water recycle and treatment system for Pitch Prill at Clairton Works, Clairton, Pennsylvania;

     Water recycle and treatment at Primary and Bar Mills at Duquesne Works, Duquesne, Pennsylvania;

     Water recycle and treatment at Blast Furnace Gas Cleaning System at Edgar Thomson Works, Braddock, Pennsylvania;

     Water recycle and treatment at 44" Slab Mill at Edgar Thomson Works, Braddock, Pennsylvania;

     Blast   furnace   water  recycle  system  at  Duquesne   Works,   Duquesne,
     Pennsylvania;

     Water recycle and treatment at the Foundry at Edgar Thomson Works, Braddock, Pennsylvania;

     Water recycle and treatment at Numbers 3 and 4 Blast Furnaces at Homestead Works, Homestead, Pennsylvania; and

     Additional precipitators for windboxes at Sinter Plant Lines Numbers 2 and 3 at Saxonburg Plant, Saxonburg, Pennsylvania.

1978 Series A Project:

     Water recycle and treatment system for Slab and Plate Mills at Homestead Works, Homestead, Pennsylvania;

     Recycle system for exhaust gases for Number 1 Sinter Line at Saxonburg Plant, Saxonburg, Pennsylvania;

     Fume collection system for AQC-Steel Reladling BOP at Duquesne Works, Duquesne, Pennsylvania; and

     Electrostatic precipitators for Numbers 3 and 4 Boilers at Homestead Works, Homestead, Pennsylvania.

1978 Series B Project:

     Pushing emission control system and dust collection system for Coke Ovens Numbers 13 and 14 at Clairton Works, Clairton, Pennsylvania;

     Gas cleaning and quench cars for Numbers 1, 2 and 3 Batteries at Clairton Works, Clairton, Pennsylvania;

     Gas cleaning and quench cars for Numbers 21 and 22 Batteries at Clairton Works, Clairton, Pennsylvania;

     Water recycle and treatment system for WQC BOP at Edgar Thomson Works, Braddock, Pennsylvania;

     Electrostatic precipitators for Numbers 3 and 4 Boilers at Homestead Works, Homestead, Pennsylvania;

     Water recycle and treatment system for Slab and Plate Mills at Homestead Works, Homestead, Pennsylvania;

     Water recycle and treatment system for WQC Rolling Mills at Clairton Works, Clairton, Pennsylvania;

     Water recycle and treatment system for BOP at Duquesne Works, Duquesne, Pennsylvania; and

     Dust   collection  system  for  iron  desulfurization  at  Duquesne  Works,
     Duquesne, Pennsylvania.

1979 Series  A  Project:  pushing emission control systems  for  Numbers  19-22
     Batteries; and pushing emission control systems for Numbers 13-15 Batteries; all at Clairton Works, Clairton, Pennsylvania.

1979 Series B Project:

     Spare gas cleaning facility for Coke Batteries Numbers 1, 2 and 3 at Clairton Works, Clairton, Pennsylvania;

     Pushing emission control system for Coke Batteries Numbers 7-9 at Clairton Works, Clairton, Pennsylvania;

     Water collection and treatment system at Vandergrift Plant, Vandergrift, Pennsylvania;

     Water recycle and treatment system for Numbers 6 and 7 Blast Furnaces at Homestead Works, Homestead, Pennsylvania;

     BOP Shop fugitive emission control facilities at Edgar Thomson Works, Braddock, Pennsylvania; and

     Open hearth stack caps and solid state rappers and controls at Homestead Works, Homestead, Pennsylvania.


                                   APPENDIX A

                   NONDISCRIMINATION/SEXUAL HARRASSMENT CLAUSE


     During the term of the Agreement (referred to herein as the "contract"), the Company, as contractor, agrees, and will require its subcontractors, if any, to agree as follows:

     (1) In the hiring of any employee(s) for the manufacture of supplies, performance of work, or any other activity required under the contract, the Company, subcontractor, or any Person acting on behalf of the Company or subcontractor shall not, by reason of gender, race, creed, or color, discriminate against any citizen of the Commonwealth of Pennsylvania who is qualified and available to perform the work to which the employment relates.

     (2) Neither the Company nor any subcontractor nor any Person on their behalf shall in any manner discriminate against or intimidate any employee involved in the manufacture of supplies, the performance of work, or any other activity on account of gender, race, creed or color.

     (3) The Company and subcontractors shall establish and maintain a written sexual harassment policy and shall inform their employees of the policy. The policy must contain a notice that sexual harassment will not be tolerated and employees who practice it will be disciplined.

     (4) The Company shall not discriminate by reason of gender, race, creed, or color against any subcontractor or supplier who is qualified to perform the work to which the contract relates.

     (5) The Company and each subcontractor shall furnish all necessary employment documents and records to and permit access to their books, records, and accounts by the Issuer and the Bureau of Contract Administration and Business Development for purposes of investigation, to ascertain compliance with provisions of this Nondiscrimination/Sexual Harrassment Clause. If the Company or any subcontractor does not possess documents or records reflecting the necessary information requested, the Company or subcontractor shall furnish such information on reporting forms supplied by the Issuer or the Bureau of Contract Administration and Business Development.

     (6) The Company shall include this Nondiscrimination/Sexual Harrassment Clause in every subcontract so that such provisions will be binding upon each subcontractor.